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                                                                   Exhibit 24a


The Board of Directors
New Brunswick Scientific Co., Inc.:



We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                                  /s/ KPMG Peat Marwick, LLP




Short Hills, New Jersey
June 14, 1996